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                                                                       Exhibit A

                           Agreement to File Statement


         The undersigned hereby agree to file Amendment No. 1 to Schedule 13G on behalf of each of them relating to ownership of the common stock of Maxwell Shoe Company Inc. by Falcon Fund, Ltd.


                                   Falcon Fund, Ltd.

                                       By:  Falcon Fund Management, Ltd.,
                                            its General Partner

                                            By: FFM GP, Inc., its general
                                                partner


                                                By:   /s/ G. HOUSTON HALL
                                                    -----------------------
                                                    G. Houston Hall, President


                                   Falcon Fund Management, Ltd.

                                       By:  FFM GP, Inc., its general partner


                                             By:    /s/ G. HOUSTON HALL
                                                 --------------------------
                                                 G. Houston Hall, President

                                   FFM GP, Inc.


                                   By:     /s/ G. HOUSTON HALL
                                       ---------------------------
                                       G. Houston Hall, President